Exhibit 10.4

AMENDMENT NO. 2 TO LICENSE AGREEMENT

BY AND BETWEEN

KARYOPHARM THERAPEUTICS INC. AND BERLIN-CHEMIE AG

THIS AMENDMENT NO. 2 (the “Amendment”) is made and entered into as of March 14, 2023 (the “Amendment Effective Date”), by and between Karyopharm Therapeutics Inc., a corporation organized and existing under the law of Delaware and having its principal place of business at 85 Wells Ave., 2nd floor Newton, MA 02459 (“Licensor”) and Berlin-Chemie AG, a corporation organized and existing under the law of Germany and having its principal place of business at Glienicker Weg 125, 12489 Berlin, Germany (“Licensee”). All capitalized terms used but not defined herein shall have the meanings set forth in the License Agreement (as defined herein).

WHEREAS, on December 17, 2021, the Parties entered into that certain License Agreement, as amended by that Amendment No. 1 on May 19, 2022 (collectively, the “License Agreement”);

WHEREAS, pursuant to the License Agreement, Licensee may commercialize certain pharmaceutical preparations containing the Compound called selinexor in a certain Territory; and

WHEREAS, the Parties desire to enter into this Amendment to modify the terms of the License Agreement to include additional countries in the Territory and to provide certain additional payments in connection therewith.

NOW, THEREFORE, the Parties hereto agree as follows:

1.
Section 1.30 of the License Agreement is hereby amended and restated in its entirety as follows:

1.30. “Territory” means:
i. European Economic area: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden;

ii. United Kingdom (the “UK”) and Switzerland;

iii. Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Uzbekistan, Ukraine;

iv. Turkey;

v. Mexico, all Central American countries and all South American countries (collectively, all countries in this (v), “Latin America”);

vi. all countries on the continent of Africa; and

vii Saudi Arabia, United Arab Emirates, Kuwait, Oman, Qatar, Bahrain, Lebanon, Jordan, Iraq, and Yemen.

Notwithstanding the foregoing, “Territory” will automatically be deemed amended to exclude any of the foregoing jurisdictions that is at any time during the Term an Embargoed Jurisdiction.

2.
Section 9.10 of the License Agreement is hereby amended and restated as follows:

“LICENSEE shall not, and shall cause its affiliates and permitted sublicensees to not, engage in any export, reexport, or transfer pursuant to this Agreement to Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic within Ukraine, the so-called Luhansk People’s Republic within Ukraine, any other Russian-administered portions of Ukraine, or any other country or other jurisdiction that is subject to a U.S. government embargo, or that has been designated by a U.S. governmental authority as a ‘terrorist supporting’ country or to any country, region, entity, governmental body, or person to which such export, reexport, or transfer pursuant to this Agreement is prohibited or requires a license (other than a general license or other regulatory exception of general applicability) pursuant to the Trade Control Laws (such jurisdictions, the “Embargoed Jurisdictions”).

LICENSEE shall not, and shall cause its affiliates and permitted sublicensees to not, engage in any export, reexport, or transfer pursuant to this Agreement in violation of Trade Control Laws, except to the extent authorized by a general license, license exception, or comparable authority of general applicability for certain transactions related to the provision of medicine. “Trade Control Laws” means any law, rule, regulation, guideline or other requirement of a governmental authority in the U.S. which prohibits or limits export, distribution or sales of goods from the U.S. and their reexport between other countries, transfers of such goods within a non-U.S. country, or otherwise limits trade or commercial activity between U.S. domiciled individuals, organizations or other entities, on the one hand, and any other jurisdiction or non-U.S. entity or person or comparable non-U.S. law, rule, regulation, guideline or other requirement of a governmental authority, as may be applicable. Without limiting the foregoing, “Trade Control Laws” include the U.S. Export Administration Regulations, 15 C.F.R. 730-774, and the economic sanctions, rules and regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), 31 C.F.R. 501-598.”

3.
As consideration for the rights and licenses granted by Licensor to Licensee under this Amendment in relation to the additional countries of the Territory, Licensee shall pay to Licensor a non-refundable, non-creditable upfront payment of three million five hundred thousand dollars (US$ 3,500,000) within fourteen (14) days after receipt of the respective invoice.
4.
Except to the extent expressly amended by this Amendment, the License Agreement shall remain in full force and effect.

5.
As of the Amendment Effective Date, the License Agreement and this Amendment shall be read and construed together as a single agreement, and any and all references in the License Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like referring to the License Agreement shall be deemed a reference to the License Agreement as amended by this Amendment.

This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Signatures to this Amendment may be provided by PDF file and shall be deemed to be original signatures.

The Parties hereto have executed this Amendment as of the Amendment Effective Date.

KARYOPHARM THERAPEUTICS INC. By: /s/ Stephen Mitchener Name: Stephen Mitchener Title: Senior Vice President and CBO	BERLIN-CHEMIE AG By: /s/ Luca Lastrucci Name: Dr. Luca Lastrucci Title: CEO BERLIN-CHEMIE AG By: /s/ Attilio Sebastio Name: Dr. Attilio Sebastio Title: CFO